UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

JULY 25, 2025

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa, Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 par value	EP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 25, 2025, Empire Petroleum Corporation (the “Company”) issued a press release announcing the extension of the expiration date of their previously announced $5.0 million registered rights offering, including $2.5 million to be received upon exercise of warrants issued as part of the rights offering. In addition, the Company had previously set the subscription price at $5.30 per unit, but adjusted the subscription price to $0.07367 per unit to more accurately reflect the intended terms of the rights offering. The press release is filed as Exhibit 99.6 to this current report.

As a result, a stockholder must hold at least 72 shares of common stock to receive subscription rights to purchase at least one whole share at $5.30 per share, as well as at least 74 shares of common stock to receive warrants to purchase one whole share at $5.46 per share. For example, if a stockholder owned 100 shares of our common stock on the record date, the stockholder would be granted subscription rights to purchase an aggregate of 1.39 shares of common stock (rounded down to the nearest whole share) and warrants exercisable for 1.36 shares of common stock (rounded down to the nearest whole share) at the subscription price.

The subscription rights will now expire if they are not exercised by 5:00 p.m. Eastern time on August 18, 2025 (unless further extended). More details of the rights offering are set forth in prospectus supplements dated and filed with the U.S. Securities and Exchange Commission on July 10, 2025, July 24, 2025 and July 25, 2025. A copy of the press release is filed as Exhibit 99.6 hereto.

Certain documents related to the rights offering are being refiled as Exhibits 99.1 through 99.5 to this current report.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith.

Exhibit Number	Description
99.1	Form of Rights Certificate.

99.2	Form of Beneficial Owner Election Form.

99.3	Form of Letter to Stockholders who are Record Holders.

99.4	Form of Letter to Stockholders who are Nominee Holders.

99.5	Form of Letter to Clients of Stockholders who are Nominee Holders.

99.6	Press release dated July 25, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: July 25, 2025	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President and Chief Executive Officer

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